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                                                                  EXECUTION COPY

                              AMENDMENT TO WARRANT

            AMENDMENT TO WARRANT (this "Amendment"), dated as of March 22, 2001, between ThermoView Industries Inc. ("Company") and GE Capital Equity Investments, Inc. ("GE Capital").

                              W I T N E S S E T H:

            WHEREAS, Company has issued to GE Capital that certain Warrant, dated July 8, 1999 (the "Original Warrant", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Original Warrant); and

            WHEREAS, Company and GE Capital have agreed to amend certain provisions of the Original Warrant as hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

            Section 1. AMENDMENTS TO THE ORIGINAL WARRANT. Effective as of the Effective Date (as defined herein), the Original Warrant is amended as follows:

            1.1 By adding the following new definition to Section 1 of the Original Warrant:

            "Brown Simpson Warrant" shall mean that certain Warrant dated December 29, 2000 issued by Company to Brown Simpson Partners I Ltd.'

            1.2 By amending and restating the first sentence of the second paragraph of Section 2 of the Original Warrant as follows:

            "In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 5611 Fern Valley Road, Louisville, Kentucky 40228 or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and (ii) payment of the Warrant Price; provided that promptly following the exercise of this Warrant, Holder shall deliver to Company this Warrant."

            1.3 By amending and restating the fifth sentence of the second paragraph of Section 2 as follows:

            "This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a

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      holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks, is received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid."

            1.4 By amending and restating Section 9.3 of the Original Warrant as follows:

                  "9.3 Required Registration. After receipt of a written request from the holders of Warrants and/or Warrant Stock representing at least an aggregate of 30% of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding, and which are Restricted Common Stock requesting that Company effect the registration of Warrant Stock issuable upon the exercise of such holder's Warrants or of any of such holder's Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, Company shall promptly notify the remaining holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 9.4, may elect (by written notice sent to Company within ten Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its shares of Warrant Stock included in such registration thereof pursuant to this Section 9.3; provided, however, that Company shall not include for registration shares of Common Stock issued or issuable upon exercise of the Brown Simpson Warrant in any Registration Statement requested to be filed by any holder of this Warrant. Thereupon Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Warrant Stock which Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Stock so registered; provided, however, that (i) Company shall not be required to effect more than two registrations pursuant to this Section
      9.3 of any Warrant Stock issued or issuable upon exercise of this Warrant and (ii) Company shall not be required to effect more than two registrations pursuant to this Section 9.3 of any Warrant Stock issued or issuable upon exercise of that certain Warrant dated March 22, 2001 issued by Company to GE Capital, unless Company shall be eligible to file a registration statement on Form S-3 (or other comparable short form) under the Securities Act, in which event there shall be no limit on the number of such registrations pursuant to this Section 9.3. If any Person (other than a holder of a Warrant and/or Warrant Stock) shall request that shares of Common Stock of such Person be included on any Registration Statement filed pursuant to this Section 9.3, then such Person shall be subject to pro rata reduction as set forth in the third sentence of the second paragraph of Section 9.4."


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            1.5 By deleting the notice address for Company in Section 18.2(b) of the Original Warrant and substituting therefor the following:

            "(b)  If to Company at

                  ThermoView Industries, Inc.
                  5611 Fern Valley Road
                  Louisville, Kentucky  40228
                  Attention: Charles L. Smith, Chief Executive Officer Telecopy Number: (502) 968-2020"

            SECTION 2. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of the date hereof (such date is referred to herein as the "Effective Date") so long as this Amendment shall have been fully executed and delivered by each of the parties hereto on or prior to the date hereof.

            SECTION 3. EFFECT ON ORIGINAL WARRANT.

                  (a) On and after the Effective Date, each reference in the Original Warrant to "this Warrant", "herein", "hereof", "hereunder" or words of similar import, shall mean and be a reference to the Original Warrant as amended hereby.

                  (b) Except as specifically amended above in connection herewith, the Original Warrant shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of GE Capital under any of the Original Warrant or constitute a waiver of any provision of the Original Warrant.

            SECTION 4. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 5. SECTION TITLES. Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


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            IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                        THERMOVIEW INDUSTRIES, INC.

                        By:
                           --------------------------------------------
                           Charles L. Smith, President


                        GE CAPITAL EQUITY INVESTMENTS, INC.

                        By:
                           ------------------------------------------
                           Duly Authorized signatory


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